Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 20, 1997, appearing on page 26 of StarBase Corporation's Annual Report on Form 10-KSB for the year ended March 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Costa Mesa, California
September 16, 1997


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